EXHIBIT 23.2

Consent of Buxton Company

        We hereby consent to the use of our firm's name, Buxton Company and/or Buxton, in any Registration Statement on Form S-8 or Form S-3 filed or to be filed with the U.S. Securities and Exchange Commission by At Home Group Inc. (the "Company"), and any amendments or supplements thereto, including any prospectus or prospectus supplement related thereto or any document incorporated by reference therein (each, a "Registration Statement"), to the inclusion of quotations or summaries of or references in the Registration Statement, to information contained in the market analyses or reports prepared for and supplied to the Company by Buxton Company, and to being named as an expert in the Registration Statement (and being included in the caption "Experts" in the Registration Statement). Buxton Company also hereby consents to the filing of this consent as an exhibit to the Company's Annual Report on Form 10-K filed on May 19, 2020.

BUXTON COMPANY

By:/s/ DAVID GLOVER
     ____________________________________

Name: David Glover

Title:    Chief Financial Officer

Date: May 19, 2020